Exhibit 99.1

Investor Contact:	Nate Wallace	Press Contact:	Sheila Blackwell
	Manugistics Group, Inc.		Manugistics Group, Inc.
	nate@manu.com		sblackwell@manu.com
	301-255-5059		301-255-5486

Manugistics Announces First Quarter Fiscal 2006 Results

ROCKVILLE, Md. — June 30, 2005 — Manugistics Group, Inc. (NASDAQ:MANU), a leading global provider of synchronized supply chain and revenue management solutions, today reported results for its first quarter ended May 31, 2005.

For the first quarter, total revenue was $46.7 million, down 10 percent from $51.6 million in the prior year quarter. Software revenue was $8.4 million, down 19 percent from $10.4 million in the prior year quarter. Support revenue was $21.8 million compared to $21.4 million in the prior year quarter. Product revenue, which is composed of software and support revenue, was 65 percent of total revenue compared to 62 percent of total revenue in the prior year quarter. Services and reimbursed expenses revenue was $16.5 million, down 17 percent from $19.8 million in the prior year quarter.

For the first quarter, the Company reported a GAAP net loss of $4.9 million, or $0.06 per basic and diluted share, compared to a GAAP net loss of $7.7 million, or $0.09 per basic and diluted share, in the prior year quarter. For the first quarter, the Company reported a GAAP operating loss of $3.0 million compared to a GAAP operating loss of $5.2 million in the prior year quarter. The GAAP net loss and the GAAP operating loss for the quarter ended May 31, 2004 include a $2.5 million benefit in exit and disposal charges primarily related to a lease termination agreement.

For the first quarter, the Company reported an adjusted operating income of $1.1 million compared to an adjusted operating loss of $2.3 million in the prior year quarter. The Company reported an adjusted net loss of $0.8 million, or $0.01 per basic and diluted share, for the first quarter, compared to an adjusted net loss of $4.9 million, or $0.06 per basic and diluted share, in the prior year quarter.

Adjusted operating income or loss, adjusted net loss and adjusted net loss per basic and diluted share referred to in this press release are non-GAAP measures and exclude the following items: amortization of intangibles and acquired technology, charges and benefits from exit and disposal activities and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables following the text of this press release. For further information, please refer to the section of the press release titled, “Reasons for Presentation of Non-GAAP Financial Measures.”

Headcount at the end of the first quarter increased to 722 from 695 at the end of the prior quarter, primarily as a result of increased staffing at the Company’s new development center in Hyderabad, India. As previously announced the Company intends to increase headcount and development capacity in India during fiscal 2006 and expects to reduce its overall product development costs from its third quarter of fiscal 2005 by $2.0 million to $3.0 million per quarter by the end of fiscal 2006 by reducing its product development costs in the U.S.

Business Metrics – Quarter Ended May 31, 2005

•                  The Company closed seven significant software license transactions – software license transactions of $100,000 or greater.

•                  Included in the above are two significant software license transactions of $1.0 million or greater.

•                  The average selling price for significant software transactions was approximately $976,000.

•                  Eighteen percent of software revenue came from significant transactions related to new clients.

•                  Seventy-three percent of software revenue came from international sales.

•                  Cash flows provided by operations were $0.6 million.

•                  Cash, cash equivalents, marketable securities and long-term investments were approximately $133.3 million as of May 31, 2005, down from $135.9 million as of February 28, 2005.

•                  Days Sales Outstanding (DSO) for receivables were 80 days compared to 91 days for the quarter ended February 28, 2005.

Manugistics does not provide forward-looking guidance on software revenue, total revenue, operating income or net income performance nor does the Company intend to provide performance updates prior to the release of full period results.

Other Highlights and Developments:

First Quarter Global Client Wins: The Company signed seven significant software license transactions in key industries in the Americas, Europe and Asia, with first quarter global wins including, among others: Dollar General Corporation; H.J. Heinz Company; RadioShack Technology Services; and Schwan’s Shared Services.

New Manugistics Vice President of Retail: On June 22, Manugistics appointed Stephen Poplawski as Vice President of Retail. Poplawski joined Manugistics after a 25-year career at one of the nation’s largest retailers, Sears, Roebuck and Co. Poplawski will manage Manugistics’ retail initiatives, including sales strategy and product direction. “Steve’s addition to Manugistics provides us with even deeper bench strength in the growing retail space,” said Manugistics CEO Joe Cowan. “Our retail clients will clearly benefit from Steve’s more than two decades of work in the retail field and personal understanding of what retailers want, what they need to know and what it will take to synchronize their company to compete in the global marketplace.”

Transportation Forum Series: This week, the Company concluded a series of Transportation forums co-hosted by the Aberdeen Group to help transportation managers adopt new strategies to manage transportation operations more efficiently in a consumer-driven supply chain.  The Forum Series was titled, “Enabling Supply Chain

Synchronization through Transportation Management Strategies” and featured forums in Chicago, New York City and San Francisco.

enVISION 2005: In May, the Company held one of its most successful enVISION conferences to date with more than 1,000 people in Atlanta, Georgia. In addition to such notable keynote speakers as Avon Products Senior Vice President and Chief Information Officer (CIO) Harriet Edelman and Perdue Farms CIO Donald Taylor, more than 70 Manugistics clients presented case study presentations on achieving better demand forecasts, precision inventory accuracy and unparalleled excellence in planning and execution with Manugistics solutions.

Conference Call Information: Manugistics will conduct a simultaneous conference call and audio Web-cast on Thursday, June 30, 2005 at 5:00 PM ET to discuss the Company’s financial performance for its first quarter. Interested parties may listen to the Web-cast by going to www.manugistics.com/ir/.

A recording of the call will be available from 7:00 PM ET Thursday, June 30, 2005 through Tuesday, July 5, 2005. To listen to the recording, callers within North America may call 800-633-8284. Callers outside North America may call 402-977-9140. Callers to the recording will be required to enter the access number for this call, which is 21248649. In addition, a recording of the Web-cast will be archived for approximately three months on the Manugistics website at www.manugistics.com/ir/.

About Manugistics Group, Inc.

Manugistics powers the synchronized supply chain. Clients depend on Manugistics to position them one step ahead of demand. With Manugistics’ unparalleled supply chain and revenue management solutions, clients achieve improved forecast and inventory accuracy, leverage industry leading pricing and yield management solutions to maximize profits while ensuring constant supply for constantly changing demand. Its clients include industry leaders such as AT&T, BMW, Boeing, Caesars Entertainment, Canadian Tire, Cingular, Circuit City, Coca-Cola Bottling, Coty International, Delta Air Lines, DHL, Diageo, Dixons, DuPont, Eurostar Railway, Georgia-Pacific, Great North Eastern Railway (GNER), Harley-Davidson, Harrah’s Entertainment, H.J. Heinz, John Deere, LL Bean, Limited Brands, Kraft Foods, Marriott, McCormick, Nestle, Nissan, RadioShack, The Scotts Company, Sears, Sinotrans, Unilever and Wickes Building Supplies. For more information, go to www.manugistics.com.

Reasons for Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its non-GAAP measures of operating performance better reflect the underlying economics of its business and better align with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which include or may include, from time to time, non-cash charges for amortization expense and purchased research and development related to acquisitions, impairment losses on long-lived assets, exit and disposal activities and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements

Information in this release relating to Manugistics’ prospects that are forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) the Company’s exit and disposal plans which include, among other things, a decrease in employee workforce and office closures; (2) recent significant changes in the Company’s organizational structure and senior management; (3) continued softness in the market conditions for enterprise application software; (4) the ability of the Company’s management to accurately forecast revenue or to adjust the Company’s cost structure, most of which is fixed in the short-term, quickly enough to align it with revenue; (5) the ability of the Company’s management to accurately project cost savings from exit and disposal activities and other cost saving initiatives; and (6) the Company’s ability to maintain its competitive place in the markets for its products and services, to keep pace with the rapid technological advances or to introduce new products or product versions that satisfy customer demand, achieve market acceptance or meet competitive challenges.  With respect to the exit and disposal plans and changes in organizational structure and senior management, there can be no assurances as to the effectiveness of these plans and changes on the Company’s overall financial performance and condition, that further similar initiatives will not be undertaken in the future, or that these plans will not have an adverse impact on the Company’s ability to successfully operate its business.

Forward-looking statements may be identified by the use of words such as “achieve,” “address,” “adjust,” “align,” “allow,” “anticipate,” “assume,” “begin,” “believe,” “build,” “confident,” “continue,” “create,” “develop,” “enable,” “engage,” “expand,” “expect,” “fix,” “focus,” “forecast,” “future,” “gain,” “goal,” “go-forward,” “grow,” “guidance,” “help,” “improve,” “initiative,” “intend,” “invest,” “lead,” “leverage,” “looking forward,” “maintain,” “manage,” “meet,” “might,” “objectives,” “opportunities,” “pipeline,” “position,” “positive,” “predict,” “probably,” “progress,” “provide,” “ramp up,” “reduce,” “remain,” “realize,” “return,” “see,” “should,” “strategy,” “target,” “understand,” “want,” “well-positioned,” “will,” or “would.” Additional information about factors that potentially could affect Manugistics’ financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2005 and its Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2005. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.